UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 5, 2012

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2012, Cornerstone OnDemand, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into a third amendment (the “Third Amendment”) to a Loan and Security Agreement, dated August 20, 2010, as previously amended on May 26, 2011 and March 14, 2012, between the Company and SVB (the “Loan Agreement”), pursuant to which, among other things, SVB agreed to provide an additional line of credit (the “New Line of Credit”) available under the Loan Agreement for advances of up to an aggregate of $5 million exclusively for the purchase of certain eligible equipment and agreed to modify certain financial covenants under the Loan Agreement. Interest will accrue on the principal amount of loans made under the New Line of Credit at an annual rate equal to 0.25% below the prime rate. The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam L. Miller
Adam L. Miller
President and Chief Executive Officer

Date: November 7, 2012